UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________
FORM 8-K
 ____________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 23, 2018
 ____________________
 Robert Half International Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (650) 234-6000
NO CHANGE
(Former name or former address, if changed since last report.)
 ____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 23, 2018, the Company held its annual meeting of stockholders. The three matters presented to the stockholders at the annual meeting were (1) the election of six directors, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2018, and (3) an advisory vote to approve executive compensation.
The vote for directors was as follows:

Nominee	Shares For	Shares withheld	Broker Non-Votes
Harold M. Messmer, Jr.	95,977,662	6,142,457	7,556,087
Marc H. Morial	101,108,377	1,011,742	7,556,087
Barbara J. Novogradac	101,030,909	1,089,210	7,556,087
Robert J. Pace	100,869,234	1,250,885	7,556,087
Frederick A. Richman	96,546,841	5,573,278	7,556,087
M. Keith Waddell	93,602,076	8,518,043	7,556,087

The proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2018 was approved by the following vote:

For	107,905,476
Against	1,736,059
Abstain	34,671
Broker Non-Votes	—

The advisory resolution to approve executive compensation was approved by the following vote:

For	92,689,234
Against	9,073,907
Abstain	356,978
Broker Non-Votes	7,556,087

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: May 24, 2018	By:	/s/ EVELYN CRANE-OLIVER
	Name:	Evelyn Crane-Oliver
	Title:	Senior Vice President, Secretary and General Counsel